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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 26, 2001



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



   DELAWARE                          1-10762                    77-0196707
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                       6267 Carpinteria Avenue, Suite 200
                              Carpinteria, CA 93013
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (805) 566-5600



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ITEM 5. OTHER EVENTS.

         On June 26, 2001, Benton Oil and Gas Company (the "Company") issued a news release with respect to the extension of the consent dates and expiration dates for its previously announced exchange offer and consent solicitation, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of June, 2001.

                                     BENTON OIL AND GAS COMPANY


                                     By:      /s/ Steven W. Tholen
                                     ------------------------------------------
                                             Steven W. Tholen,
                                             Senior Vice President & CFO


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                                   APPENDIX A

[BENTON OIL AND GAS COMPANY LOGO]



                           BENTON OIL AND GAS COMPANY
                             EXTENDS EXCHANGE OFFER
                              CONSENT SOLICITATION



(For Immediate Release)
CARPINTERIA, California - June 26, 2001 - Benton Oil and Gas Company (NYSE:BNO) today announced it has extended the consent date and expiration date with respect to its previously announced offer to exchange its units for any and all of its outstanding 11 5/8% senior notes due 2003 that are held by qualified institutional buyers and institutional accredited investors. The Company also announced that it has extended the consent date with respect to its previously announced solicitation of consents from holders of its 9 3/8% senior notes due 2007 to amend the indenture governing those notes. The consent and expiration dates for the exchange offer and the consent date for the consent solicitation have each been extended to 5:00 PM New York City time, July 17, 2001. All other terms of the exchange offer and the consent solicitation remain unchanged.


Contact:

Benton Oil and Gas Company
Steven W. Tholen
Senior Vice President, Chief Financial Officer
805.566.1688



This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.


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